UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2021

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101
Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GCAN	None

Item 1.01 Entry into a Material Agreement

On March 15, 2021, The Greater Cannabis Company, Inc. (the “Company”) issued a 6% Convertible Promissory Note to FirstFire Global Opportunities Fund, LLC (“FF”), having a principal amount of $545,000 and an initial tranche principal amount of 272,500 of which $22,500 constituted an original issue discount (the “FF Note”). In connection with the FF Note, the Company and FF entered into a registration rights agreement, three warrant agreements and a securities purchase agreement.

The Company has also agreed to file a registration statement on Form S-1 to register the shares of common stock issuable upon the conversion of the FF Note by FF.

FF Note

The FF Note will mature on March 11, 2021. The FF Note may be pre-paid in whole or in part by paying FF the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the FF Note, which is not paid when due shall bear interest at the rate of twenty-four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

FF has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the FF Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 70% of the average closing price of the Company’s common stock for the five prior trading days prior to the date that a registration statement in respect of the shares into which is the FF Note is convertible is declared effective. The FF Note contains other customary terms found in like instruments for conversion price adjustments. In the case of an Event of Default (as defined in the Note), the FF Note shall become immediately due and payable in an amount (the “Default Amount”) equal to the principal amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by one hundred twenty-five percent (125%). and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

A copy of the FF Note is attached hereto as Exhibit 10.1 and the above summary of the FF Note terms is subject to full terms of the FF Note.

Registration Rights Agreement

On March 11, 2021, the Company entered into a registration rights agreement pursuant to which it agreed to prepare and file with the SEC a registration statement or registration statements (as is necessary) covering the resale of all of the shares of common stock into which the FF Note is convertible and the shares to be received upon the exercise of the warrants. The registration statement also covers such indeterminate number of additional shares of securities as may become issuable upon stock splits, stock dividends or similar transactions. The Company agreed to use its best efforts to have the registration statement filed with the SEC within thirty (30) days following the closing date (the “Filing Deadline”).

A copy of the registration rights agreement is attached hereto as Exhibit 10.2 and the above summary of the registration rights agreement terms is subject to full terms of the registration rights agreement.

FF Warrants

On March 11, 2021, the Company also issued three warrants (Warrant A, Warrant B and Warrant C) to purchase shares of common stock of the Company, as follows:

Warrant A permits FF to purchase 25,000,000 shares of common stock at an exercise price of $0.025 per share.

Warrant B permits FF to purchase 15,000,000 shares of common stock at an exercise price of $0.05 per share.

Warrant C permits FF to purchase 10,000,000 shares of common stock at an exercise price of $0.075 per share.

Each warrant has other customary terms found in like instruments, including, but not limited to, events of default.

In any event of default, the exercise price for each warrant automatically becomes $0.005 per share.

Copies of Warrant A, Warrant B and Warrant C are attached hereto as Exhibits 10.4, 10.5 and 10.6 and the above summary of the warrant terms are subject to full terms of the applicable warrants.

Securities Purchase Agreement

A copy of the securities purchase agreement is attached hereto as Exhibit 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	FF Note dated March 11, 2021
10.2	FF Registration Rights Agreement dated March 11, 2021
10.3	FF Securities Purchase Agreement dated March 11, 2021
10.4	FF Warrant Agreement A dated March 11, 2021
10.5	FF Warrant Agreement B dated March 11, 2021
10.6	FF Warrant Agreement C dated March 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The greater cannabis company, inc. a Florida corporation

Dated: March 16, 2021	By:	/s/ Aitan Zacharin
Chief Executive Officer